EXHIBIT 10.1
APOLLO GROUP, INC.
AMENDED AND RESTATED
2000 STOCK INCENTIVE PLAN

PLAN AMENDMENT

The Apollo Group, Inc. 2000 Stock Incentive Plan, as amended and restated (the “Plan”), is hereby further amended, effective December 8, 2011, as follows:
1.    Section 5.1 of the Plan is hereby amended in its entirety to read as follows:
“5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 28,554,709 shares (which number takes into account all splits of the Class A common stock effected since the Effective Date and after the conversion of the University of Phoenix Online common stock into the Stock). Such share reserve includes (i) the 5,000,000-share increase authorized by the Board in May 2007 and subsequently approved by the holders of the Company's outstanding voting stock, (ii) an additional 5,000,000-share increase authorized by the Board in January 2008 and subsequently approved by the holders of the Company's outstanding voting stock, (iii) the 975,481 shares transferred from the Company's Long-Term Incentive Plan, effective June 25, 2009, with the approval of the holders of the Company's outstanding voting stock, and (iv) an additional 3,500,000-share increase authorized by the Board on December 8, 2011, subject, however, to the approval of such increase by the holders of the Company's outstanding voting stock. Shares of Stock subject to any Awards made on the basis of such 3,500,000-share increase shall not become issuable or exercisable unless and until such stockholder approval is obtained, and such Awards shall become null and void, and no shares of Stock based on such share increase shall become issuable or exercisable under those Awards, in the event such stockholder approval is not obtained by November 30, 2012.”
2.    Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, APOLLO GROUP, INC. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on this 8th day of December 2011.

APOLLO GROUP, INC.

By:	/s/ Sean Martin

TITLE:	Senior Vice President, General Counsel & Secretary